                                                                     EXHIBIT 3.1

                           SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            ORMAT TECHNOLOGIES, INC.

--------------------------------------------------------------------------------

                     Pursuant to Sections 242 and 245 of the
                General Corporation Law of the State of Delaware

--------------------------------------------------------------------------------

         Ormat Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: The name of the Corporation is Ormat Technologies, Inc.

         SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 15,
1994.

         THIRD: The First Amended and Restated Certificate of Incorporation was
filed with the Secretary of State of the State of Delaware on June 30, 2004.

         FOURTH: The First Amended and Restated Certificate of Incorporation of
the Corporation is hereby amended in its entirety and restated and integrated into a single instrument to read in full as set forth in the Second Amended and
Restated Certificate of Incorporation of the Corporation attached hereto as
Exhibit A and made a part hereof.

         FIFTH: The Amended and Restated Certificate of Incorporation of the
Corporation was proposed by the Board of Directors of the Corporation and was
duly adopted in accordance with Section 228 of the General Corporation Law of the State of Delaware by the sole shareholder of the Corporation in the manner prescribed by Section 242 of the General Corporation Law of the State of
Delaware.

         SIXTH: The Amended and Restated Certificate of Incorporation of the
Corporation was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its officer thereunto duly authorized this 21st day of October, 2004.

                                         ORMAT TECHNOLOGIES, INC.

                                         By:/s/ Yehudit Bronicki
                                            ------------------------------------
                                            Name: Yehudit Bronicki
                                            Title: President

                                       2

                                                                       EXHIBIT A

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            ORMAT TECHNOLOGIES, INC.

         FIRST: The name of the Corporation is Ormat Technologies, Inc.

         SECOND: The Corporation's registered office in the State of Delaware is located at 3500 South Dupont Highway, in the City of Dover, County of Kent. The
name and address of its registered agent is HIQ Corporate Services, Inc., 3500
South Dupont Highway, Dover, Delaware 19901.

         THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on, are: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the
State of Delaware.

         FOURTH: The total number of shares of all classes of stock which the
Corporation shall have the authority to issue is Two Hundred Five Million
(205,000,000), of which (i) Two Hundred Million (200,000,000) shares of par value of $.001 each are to be of a class designated Common Stock (the "Common
Stock") and (ii) Five Million (5,000,000) shares of par value of $.001 are to be of a class designated Preferred Stock (the "Preferred Stock").

         Simultaneously with the effective date of the filing of this Second
Amended and Restated Certificate of Incorporation of the Corporation (the
"Certificate of Incorporation"), (i) each share of common stock, par value $.001 per share, of the Corporation issued and outstanding or authorized and unissued immediately prior to the effective date of the filing of the Certificate of
Incorporation (the "Old Common Stock") shall automatically be reclassified and continued (the "Reverse Stock Split"), without any action on the part of the holder thereof, as one over one point three two five four four four (1/1.325444)
of one share of Common Stock, equivalent to zero point seven five four four six four one six (0.75446416) share of Common Stock; (ii) the remaining par value of
Forty Nine Thousand One Hundred and Seven and 17/100 Dollars ($49,107.17) shall be and hereby is classified as excess capital; (iii) each certificate outstanding and previously representing shares of Old Common Stock shall, until surrendered and exchanged, be deemed, for all corporate purposes, to constitute and represent the number of whole shares of Common Stock of the Corporation into which the outstanding shares

of Old Common Stock previously represented by such certificate were converted by virtue of the Reverse Stock Split.

         Effective immediately upon the consummation of the Reverse Stock Split, the authorized number of shares of Common Stock is increased, from One Hundred
Fifty Million Eight Hundred Ninety Two Thousand Eight Hundred and Twenty Eight
(150,892,828) shares to Two Hundred Million (200,000,000) shares.

         In this Article Fourth, any reference to a section or paragraph, without further attribution, within a provision relating to a particular class of stock is intended to refer solely to the specified section or paragraph of the provisions relating to the same class of stock.

COMMON STOCK

         The Common Stock shall have the following voting powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof:

         1. Dividends. Whenever the full dividends upon any outstanding
    Preferred Stock for all past dividend periods shall have been paid and the full dividends thereon for the then current respective dividend periods shall have been paid, or declared and a sum sufficient for the respective payments thereof set apart, the holders of shares of the Common Stock shall be entitled to receive such dividends and distributions in equal amounts per share, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

         2. Rights on Liquidation. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after the payment or setting apart for payment to the holders of any outstanding
    Preferred Stock of the full preferential amounts to which such holders are entitled as herein provided or referred to, all of the remaining assets of the Corporation shall belong to and be distributable in equal amounts per share to the holders of the Common Stock. For purposes of this paragraph 2, a consolidation or merger of the Corporation with any other corporation, or the sale, transfer or lease of all or substantially all its assets shall not constitute or be deemed a liquidation, dissolution or winding-up of the
    Corporation.

         3. Voting. Except as otherwise provided by the laws of the State of
    Delaware or by this Article Fourth, each share of Common Stock shall entitle the holder thereof to one vote.

PREFERRED STOCK

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a
"Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

         (a) the designation of the series, which may be by distinguishing number, letter or title;

         (b) the number of shares of the series, which number the Board of
    Directors may thereafter (except where otherwise provided in the Preferred
    Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

         (c) whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

         (d) the dates at which dividends, if any, shall be payable;

         (e) the redemption rights and price or prices, if any, for shares of the series;

         (f) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

         (g) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

         (h) whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

         (i) restrictions on the issuance of shares of the same series or of any other class or series; and

         (j) the voting rights, if any, of the holders of shares of the series.

         Except as may be provided in this Certificate of Incorporation or in a
Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of
Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. Notwithstanding the foregoing, the holders of Preferred Stock that shall have the right to vote for the election of directors as provided herein, in any other Preferred Stock
Designation, or by law shall vote together with the holders of shares of Common
Stock and any other capital stock of the Corporation entitled to vote generally, as a single class, on all matters relating to the election of directors. The number of authorized shares of Preferred Stock may be increased or decreased
(but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock
Designation.

         The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

         1. Designation and Amount. A series of Preferred Stock of par value
$.001 per share is hereby created and shall be designated as "Series A Junior
Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be Five Hundred
Thousand (500,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

         2. Dividends and Distributions.

         2.1. Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the
Series A Preferred Stock with respect to dividends, the holders of shares of
Series A Preferred Stock, in preference to the holders of Common Stock and of any other junior stock of the Corporation, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the second Monday of March,
June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first
Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of
Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the
Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         2.2. The Corporation shall declare a dividend or distribution on the
Series A Preferred Stock as provided in paragraph 2.1 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly
Dividend Payment Date, a dividend of $1 per share on the Series A Preferred
Stock shall nevertheless be payable on such subsequent Quarterly Dividend
Payment Date.

         2.3. Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment
Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend
Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend
Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

         3.1. Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to
    100 votes on all matters submitted to a vote of the stockholders of the
    Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common
    Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         3.2. Except as otherwise provided herein, in any other Preferred Stock
    Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         3.3. Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         4. Certain Restrictions.

         4.1. Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in paragraph 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

         (a) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

         (b) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

         (c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the
    Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

         (d) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of
    Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         4.2. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the
Corporation unless the Corporation could, under subparagraph (c) of paragraph
4.1, purchase or otherwise acquire such shares at such time and in such manner.

         5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred
Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in any other
Preferred Stock Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i)
to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the
Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common
Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred
Stock were entitled immediately prior to such event under the proviso in clause
(i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or

any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to
100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of
Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

         9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

         10. Amendment. The Certificate of Incorporation of the Corporation
shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of the outstanding shares of Series A Preferred Stock, voting together as a single class.

         FIFTH: The Corporation is to have perpetual existence.

         SIXTH: The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

         SEVENTH: Subject to the rights of the holders of any series of
Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board. A director need not be a stockholder. The election of directors of the Corporation need not be by ballot unless the By-Laws so require.

         The directors, including those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as provided herein or in any Preferred Stock Designation shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2005, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2006, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2007. Members of each class shall hold office until their successors are duly elected and qualified. At each annual meeting of the stockholders of the Corporation, commencing with the 2005 annual meeting, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast for the election of directors at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

         Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred
Stock Designation, to elect additional directors under specific circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

         Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then serving on the Board, though less than a quorum. and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the whole Board of Directors shall shorten the term of any incumbent director.

         No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of
Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or modification of this paragraph, directly or by adoption of an inconsistent provision of this Certificate of

                                       10

Incorporation, by the stockholders of the Corporation shall be effective with respect to any cause of action, suit, claim or other matter that, but for this paragraph, would accrue or arise prior to such repeal or modification.

         EIGHTH: Unless otherwise determined by the Board of Directors, no holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any stock of any class which the Corporation may issue or sell, whether or not exchangeable for any stock of the Corporation of any class or classes and whether out of unissued shares authorized by the
Certificate of Incorporation of the Corporation as originally filed or by any amendment thereof or out of shares of stock of the Corporation acquired by it after the issue thereof.

         NINTH: Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of them and/or between this
Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the General Corporation Law of the
State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of Title 8 of the General Corporation Law of the State of Delaware
order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this
Corporation.

         TENTH:

         1. Amendment of Certificate of Incorporation. From time to time any of the provisions of the Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the statutes of the State of
Delaware at the time in force may be added or inserted in the manner at the time prescribed by said statutes, and all rights at any time conferred upon the stockholders of the Corporation by its Certificate of Incorporation are granted, subject to this reservation. Notwithstanding the foregoing and any other provision herein (and notwithstanding the fact that a lesser percentage or separate class vote may be specified herein, in the By-Laws of the Corporation or by

                                       11

law), the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, the second paragraph of
Article Seventh hereof.

                  2. By-Laws. The Board of Directors is expressly authorized to make, alter, amend and repeal the By-Laws of the Corporation, in any manner not inconsistent with the laws of the State of Delaware or of the Certificate of
Incorporation of the Corporation, subject to the power of the holders of the then outstanding shares of capital stock of the Corporation entitled to vote generally to alter or repeal the By-Laws made by the Board of Directors.

                  ELEVENTH:

                  1. Written Consent in Lieu of Meeting. Any action which could be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall (a) be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the records of proceedings of meetings of stockholders.

                  2. Special Meeting of Stockholders. A special meeting of the stockholders for any purpose or purposes, unless otherwise provided by law, may be called by the Chairman of the Board, the President, the Board or the holders of not less than a majority of all the outstanding shares of the corporation entitled to vote at the meeting may call special meetings of the stockholders for any purpose or, at any time that Ormat Industries Ltd. or any OIL Transferee owns at least 20% of the then outstanding shares of Common Stock, by Ormat
Industries Ltd. or any OIL Transferee. For purposes of this Section 2 of Article
Eleventh, "OIL Transferee" shall mean a transferee of Ormat Industries Ltd. or any other OIL Transferee that receives at least 20% of the then outstanding shares of Common Stock that pursuant to an instrument of transfer or related agreement has been granted rights under this Section 2 of Article Eleventh by
Ormat Industries Ltd. or any OIL Transferee.

                                       12